UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2024

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b - 2 of the Securities Exchange Act of 1934 (17 CFR 240.12b - 2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of July 29, 2024, Charles & Colvard, Ltd. (the “Company”), renewed a $5,000,000 cash secured credit facility (as renewed, the “Credit Facility”) from JPMorgan Chase Bank, N.A. (“JPMC”). If not renewed, the Credit Facility would have expired by its terms on July 31, 2024. The Credit Facility may be used for general corporate and working capital purposes, including, subject to certain limitations set forth under the Credit Facility, for permitted acquisitions, additional indebtedness for borrowed money, installment obligations, and obligations under capital and operating leases.  The Credit Facility has an outstanding balance of $2,300,000, as of July 29, 2024. The Credit Facility will mature on October 31, 2024, and is secured by a deposit account held by JPMC in the amount of $5,050,000.

The Credit Facility is evidenced by a credit agreement, (the “Credit Agreement”) executed on July 12, 2021, a First Amendment to Credit Agreement executed on June 21, 2023, a Line of Credit Note (the “Note”) executed on July 29, 2022 (effective July 28, 2022), a Note Modification Agreement executed on June 21, 2023 (the “2023 Note Modification Agreement”), a Note Modification Agreement executed on July 29, 2024 (the “July 2024 Note Modification Agreement”), and other customary ancillary documents related thereto, executed on July 12, 2021 and July 29, 2022 (such documents executed on July 29, 2022 effective July 28, 2022). The Credit Agreement, Note, and ancillary documents contain customary covenants, representations, fees, as well as indemnity, expense reimbursement, and confidentiality provisions. The Credit Facility contains no financial covenants. JPMC is permitted to assign the Credit Facility. The Company’s obligations under the Credit Facility are guaranteed by the Company’s wholly-owned subsidiaries, Charles & Colvard Direct, LLC, charlesandcolvard.com, LLC, and moissaniteoutlet.com, LLC.

There are no mandatory prepayments or line reductions. The Company may elect to prepay advances in whole or in part at any time without penalty.

Amounts advanced under the Credit Facility will accrue interest at a variable rate equal to the sum of the monthly secured overnight financing rate plus a margin of 1.25% per annum and an unsecured to secured interest rate adjustment of 0.10% per annum. Interest is calculated monthly based on the actual days elapsed in a year of 360 days and payable monthly in arrears. Upon and during the continuance of a default under the Credit Facility, JPMC may increase the interest to an amount which is 3% in excess of the interest rate otherwise applicable.

Events of default under the Credit Facility include, without limitation, a change in control, a material adverse change in the business of the Company or in its ability to perform its obligations under the Credit Facility, and other circumstances that JPMC believes may impair the prospect of repayment. If an event of default occurs, JPMC is entitled to take enforcement actions, including accelerating amounts due under the Credit Facility and exercising setoff rights.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, First Amendment to Credit Agreement, Note, 2023 Note Modification Agreement, and July 2024 Note Modification Agreement, a copy of each of which is filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document
10.1	Credit Agreement, dated as of July 12, 2021, by and among Charles & Colvard, Ltd., and JPMorgan Chase Bank, N.A. (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K, as filed with the SEC on July 13, 2021)
10.2	First Amendment to Credit Agreement, dated as of June 16, 2023 (effective June 21, 2023), by and among Charles & Colvard, Ltd. and JPMorgan Chase Bank, N.A. (incorporated herein by reference to Exhibit 10.2 to our Current Report on Form 8-K, as filed with the SEC on June 27, 2023)
10.3	Line of Credit Note, dated as of July 28, 2022, by Charles & Colvard, Ltd. to JPMorgan Chase Bank, N.A. (incorporated herein by reference to Exhibit 10.2 to our Current Report on Form 8-K, as filed with the SEC on August 2, 2022)
10.4	Note Modification Agreement, dated as of June 16, 2023 (effective June 21, 2023), by and among Charles & Colvard, Ltd. and JPMorgan Chase Bank, N.A. (incorporated herein by reference to Exhibit 10.4 to our Current Report on Form 8-K, as filed with the SEC on June 27, 2023)
10.5	Note Modification Agreement, dated as of July 24, 2024 (effective July 29, 2024), by and among Charles & Colvard, Ltd. and JPMorgan Chase Bank, N.A.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

August 1, 2024	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer